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                                                                     EXHIBIT 5.1


                      POSTERNAK, BLANKSTEIN & LUND, L.L.P.
                                ATTORNEYS AT LAW

                             100 CHARLES RIVER PLAZA
                        BOSTON, MASSACHUSETTS 02114-2723


TEL   617-973-6100
FAX   617-367-2315
E-MAIL  PBL@PBL.COM





                                                              July 30, 2001


National Dentex Corporation
526 Boston Post Road
Wayland, Massachusetts 01778

         Re:  Registration Statement on Form S-8
              ----------------------------------

Ladies and Gentlemen:

         This opinion is rendered to you in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), by National Dentex Corporation, a Massachusetts corporation (the "Company"), relating to an aggregate of 300,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock") issuable upon the exercise of options granted under the Company's 2001 Stock Plan (the "Plan").

         We have acted as counsel to the Company in connection with the preparation of the Registration Statement. For purposes of this opinion, we have examined the Company's Articles of Organization and By-laws, each as amended and restated; the Plan; such records of the corporate proceedings of the Company as we have deemed material; the Registration Statement and all exhibits thereto; and such other documents as we have deemed necessary to enable us to render this opinion.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

         In rendering the opinion expressed herein, we assume that all steps necessary to comply with the registration requirements of the Securities Act and with applicable requirements of state law regulating the sale of securities will be duly taken.

         Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized for issuance by all necessary corporate action and, when issued and delivered against payment of the consideration therefor as set forth in the Plan, will be validly issued, fully paid and nonassessable.


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POSTERNAK, BLANKSTEIN & LUND, L.L.P.

National Dentex Corporation
July 30, 2001
Page 2


         This opinion is rendered solely for your benefit, and may not be relied upon by any other party without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement.


                                          Very truly yours,

                                          POSTERNAK, BLANKSTEIN & LUND, L.L.P.



                                          By: /s/ Michael L. Andresino
                                              ----------------------------------
                                              A Partner Thereof